Exhibit 99

Computer Horizons Completes Acquisition of RPM Consulting

Continues Expansion of Solutions Capabilities

MOUNTAIN LAKES, N.J., August 5, 1998-Computer Horizons Corp. (NASDAQ: CHRZ) today announced it has completed the acquisition of RPM Consulting ("RPM"), previously announced on July 28, 1998. The aggregate consideration for the transaction is estimated to be $19 million of cash and $9 million of Computer Horizons stock with the potential for additional payments, providing RPM Consulting achieves certain milestones. The acquisition is expected to be immediately accretive.

RPM, headquartered in Columbia, Maryland, is a leading provider of high-end planning, design and implementation services to large corporations seeking Internet/Internet E-commerce solutions, value-added Internet services and enterprise management development. The company reported revenues in calendar
1997 of $13.6 million and expects to generate revenues of $22.0 million in calendar 1998. RPM employs over 150 internetworking and Internet Services consultants providing services to clients in 14 states throughout the US. The Company's client list includes Fannie Mae, T. Rowe Price, SmithKline Beecham, Branch Banking and Trust, First Union National Bank, PNC Bank and Marriott.

RPM Consulting will function as a separate business unit within the Solutions Division of Computer Horizons, and will complement the existing Solutions Division's Legacy, Application Development and ERP practices. This Networking Services business unit will enhance Computer Horizons' ability to provide value-added integrated solutions, including cutting-edge solutions in Internet security and voice/data integration.

"The network has become a critical driver in the marketplace, enabling companies to gain competitive and operational advantages. RPM's capabilities allow Computer Horizons to meet this business need as we build new business applications for our customers," commented Pamela A. Fredette, President of Computer Horizons' Solutions Division. "Further, we intended to continue leveraging RPM's established relationships with leading industry vendors such as Cisco Systems, Bay Networks, Nortel, Tivoli and Platinum," she added.

Robert Miller, President and Founder of RPM, will become Executive Vice President of Networking Services. "Our new partnership with Computer Horizons provides us access to an attractive customer base for whom we can provide high margin, value-added services such as Strategic Network Business Consulting, Network Engineering and Enterprise Management," Mr. Miller said. "By packaging these services with Computer Horizons' existing solutions capabilities, we can better meet the needs of our combined customer group," he concluded.

Computer  Horizons  Corp.,  founded  in  1969,  is  a  diversified   information
technology services company with 4,000 employees worldwide. Through its international network of 50 offices in the US, UK, and Canada, it provides client with resource augmentation and advanced technology solutions to business problems through applications development, client/server migration, network management, emerging technologies, and legacy systems maintenance, including its industry-leading solution to the millennium date-change problem, Signature 2000. E-mail address for more information is: information@computerhorizons.com.

This press release includes certain "forward-looking statements" for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 that involves risks and uncertainties that could cause actual results to differ materially. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of Computer Horizons' industry and competition.

______________________

Contact:
David Reingold/William Murphy
Computer Horizons Corp.
973-299-4000
dreingol@computerhorizons.com
wmurphy@computerhorizons.com

Stacy Lipschitz (Investors)
Laura Hupprich (Media)
Ruder Finn
212-583-2757/212-593-6387
lipschitzs@ruderfinn.com
hupprichl@ruderfinn.com